Exhibit 8
[Andrews Kurth LLP Letterhead]
May 12, 2006
El Paso Corporation
1001 Louisiana Street
Houston, Texas 77002
Ladies and Gentlemen:
     We have acted as special counsel to El Paso Corporation, a Delaware corporation (the “Company”), in connection with the preparation and filing of the Registration Statement on Form S-4, as amended (the “Registration Statement”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration under the Act of the Company’s senior debt securities of the series, and in the relative aggregate principal amounts, set forth in Column 1 of Schedule A hereto (collectively, the “New Notes”) to be offered by the Company in exchange (the “Exchange Offers”) for the Company’s issued and outstanding senior debt securities of the corresponding series, and in the relative aggregate principal amounts, set forth in Column 2 of Schedule A hereto (collectively, the “Old Notes”).
     In arriving at the opinion expressed below, we have examined the Registration Statement, including the prospectus included therein and the documents incorporated by reference therein, and we have made such investigations of law as we have deemed appropriate as a basis for the opinion expressed below.
     Subject to the qualifications and assumptions stated in the Registration Statement and the limitations and qualifications set forth herein, we are of the opinion that the description of the United States federal income tax consequences appearing under the heading “United States Federal Income Tax Consequences” in the prospectus contained in the Registration Statement accurately describes the material United States federal income tax consequences to the holders described therein of the Exchange Offers and the ownership and disposition of the New Notes.
     This opinion letter is limited to the matters set forth herein, and no opinions are intended to be implied or may be inferred beyond those expressly stated herein. Our opinion is rendered as of the date hereof and we assume no obligation to update or supplement this opinion or any matter related to this opinion to reflect any change of fact, circumstances, or law after the date hereof. Furthermore, our opinion is not binding on the Internal Revenue Service or a court. In addition, we must note that our opinion represents merely our best legal judgment on the matters

El Paso Corporation
May 12, 2006

presented and that others may disagree with our conclusion. There can be no assurance that the Internal Revenue Service will not take a contrary position or that a court would agree with our opinion if litigated.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, however, we do not hereby admit that we are within the category of persons whose consent is required under section 7 of the Act or the rules and regulations of the Commission issued thereunder.
Very truly yours,
/s/ Andrews Kurth LLP

SCHEDULE A

Column 1 (New Notes)	Column 2 (Old Notes)

$204,910,000 of 7 1/2% Senior Notes due 2006	$182,577,000 of 7 1/2% Senior Notes due 2006 $22,333,000 of 7 1/2% Notes due 2006

$200,000,000 of 6.50% Senior Notes due 2008	$191,206,000 of 6.50% Senior Notes due 2008 $8,794,000 of 6.50% Senior Debentures due June 1, 2008

$215,000,000 of 7.625% Senior Notes due 2008	$206,911,000 of 7.625% Senior Notes due 2008 $8,089,000 of 7.625% Notes due 2008

$200,000,000 of 6.375% Senior Notes due 2009	$192,777,000 of 6.375% Senior Notes due 2009 $7,223,000 of 6.375% Senior Debentures due February 1, 2009

$400,000,000 of 7.75% Senior Notes due 2010	$378,728,000 of 7.75% Senior Notes due 2010 $21,272,000 of 7.75% Notes due 2010

$56,573,000 of 10 3/4% Senior Notes due 2010	$41,685,000 of 10 3/4% Senior Notes due 2010 $14,888,000 of 10 3/4% Senior Debentures due October 1, 2010

$150,000,000 of 9 5/8% Senior Notes due 2012	$137,923,000 of 9 5/8% Senior Notes due 2012 $12,077,000 of 9 5/8% Senior Debentures due May 15, 2012

$200,000,000 of 6.70% Senior Notes due 2027	$182,763,000 of 6.70% Senior Notes due 2027 $17,237,000 of 6.70% Senior Debentures due February 15, 2027

$200,000,000 of 6.95% Senior Notes due 2028	$197,100,000 of 6.95% Senior Notes due 2028 $2,900,000 of 6.95% Senior Debentures due June 1, 2028

$150,000,000 of 7.750% Medium Term Notes	$149,125,000 of 7.75% Senior Notes due 2032 $875,000 of 7.75% Senior Debentures due October 15, 2035

$200,000,000 of 7.42% Senior Notes due 2037	$198,907,000 of 7.42% Senior Notes due 2037 $1,093,000 of 7.42% Senior Debentures due February 15, 2037